GUARANTY
This GUARANTY (the “Guaranty”) is made and entered into as of July 25, 2016, by and among COMSTOCK MINING INC., a Nevada corporation (“CMI”), COMSTOCK MINING LLC, a Nevada limited liability company and wholly-owned subsidiary of CMI (“CML”), COMSTOCK REAL ESTATE INC., a Nevada corporation and wholly-owned subsidiary of CMI (“CRE” and together with CMI and CML, the “Guarantors”), and GF COMSTOCK 1 LP, a Delaware limited partnership (“Lender”).
RECITALS
Comstock Industrial LLC, a Nevada limited liability company and wholly-owned subsidiary of CMI (“Borrower”) and Lender are parties to that certain Loan Agreement, dated as of July 25, 2016 (the “Loan Agreement”) providing for Borrower to obtain a loan (the “Loan”) from Lender in the original principal amount of $3,250,000 for the purpose of acquiring certain real property.
It is a condition of the consummation of the transactions contemplated by the Loan Agreement that the Guarantors enter into and deliver this Guaranty.
The transactions contemplated by the Loan Agreement are beneficial to the Guarantors and it is in consideration for such benefits that the Guarantors agree to enter into this Guaranty.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
Defined terms used herein shall have the meaning set forth in the Loan Agreement if not defined herein.
ARTICLE I
GUARANTEE
Section 1.1. The Guarantee. The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to Lender the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the United States Federal Bankruptcy Code of 1978, as amended or supplemented from time to time (the “Bankruptcy Code”) after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loan from time to time owing to Lender by Borrower or otherwise owing under the Loan Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, upon notice, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Subject to Section 1.3, the obligations of the Guarantors under this Section 1.1 shall terminate when all Guaranteed Obligations have been paid in full.
Section 1.2. Obligations Unconditional. The obligations of the Guarantors under Section 1.1 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under the Loan Agreement or any other Loan Document, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i) at any time or from time to time, upon notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii) any of the acts mentioned in any of the provisions of the Loan Agreement or any other Loan Document shall be done or omitted;
(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Agreement or any other Loan Document shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefore shall be released or exchanged in whole or in part or otherwise dealt with;
(iv) any other Guarantor shall be released; or
(v) any other Person shall become a guarantor of the Guaranteed Obligations.
To the fullest extent permitted by applicable law, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and any requirement that Lender thereof exhaust any right, power or remedy or proceed against Borrower under the Loan Agreement or any other Loan Document, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. To the fullest extent permitted by applicable law, the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Lender upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Borrower and Lender, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by Lender or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefore or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of Lender, and its successors and assigns.
Section 1.3. Reinstatement. The obligations of the Guarantors under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of Lender.
Section 1.4. Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the obligations of Borrower under the Loan Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 1.1, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under this Guaranty is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Guaranteed Obligations shall have been indefeasibly paid in full in cash.
Section 1.5. Acceleration. The Guarantors jointly and severally agree that, as between the Guarantors and Lender, the obligations of Borrower under the Loan Agreement may be declared to be forthwith due and payable as provided in Article 8 of the Loan Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided therein) for purposes of Section 1.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 1.1.
Section 1.6. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Guaranty constitutes an instrument for the payment of money, and consents and agrees that Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action or other like proceeding or action under applicable Nevada law.

Section 1.7. Continuing Guarantee. The guarantee in this Guaranty is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
Section 1.8. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 1.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors on account of the amount of its liability under Section 1.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 1.9. Limitation on Guaranty Amount. The obligations of the Guarantor hereunder shall be limited to an aggregate amount that is equal to the largest amount that would not render the obligations of the Guarantor hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.
Section 1.10. Additional Guarantors. Upon Borrower creating or acquiring any subsidiary after the date hereof, each such subsidiary shall become a Guarantor by executing a counterpart signature page to this Agreement. At such time, Borrower shall revise Schedule A accordingly and such subsidiary shall have the rights and obligations of a Guarantor hereunder.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS
Each Guarantor hereby severally, and not jointly, represents and warrants to Lender, as of the date hereof as follows:
Section 2.1. Organization; Authorization; Enforceability. Such Guarantor is duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Guarantor has all the necessary power and authority to execute, deliver and perform its obligations under this Guaranty and has taken all action necessary to authorize the execution, delivery and performance by it of this Guaranty and to consummate the transactions contemplated hereby and in the Loan Agreement. No other proceedings on the part of such Guarantor are necessary for such authorization, execution, delivery and consummation. Such Guarantor has duly executed and delivered this Guaranty. The execution, delivery and performance of the transactions contemplated by this Guaranty and compliance with their provisions by the such Guarantor will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the governing and/or organizational documents of the Guarantor, or any indenture, lease, agreement or other instrument to which the Guarantor is a party or by which it or any of its properties is bound. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.
ARTICLE III
COVENANTS
Section 3.1. Covenants. Each Guarantor covenants and agrees not to take any action that would cause Borrower to take any action prohibited by the covenants set forth in Article 5 of the Loan Agreement.
ARTICLE IV
MISCELLANEOUS
Section 4.1. Termination. This Guaranty shall terminate upon the satisfaction in full by Borrower or the Guarantors of all of the Guaranteed Obligations.
Section 4.2. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the state where the Property is located (without giving effect to rules regarding conflict of laws)..
Section 4.3. Modifications and Amendments. No amendment, modification or termination of this Guaranty shall be binding unless executed in writing by each Guarantor and Lender.
Section 4.4. Waivers and Extensions. Lender may waive any condition, right, breach or default under this Guaranty, provided that such waiver will not be effective against Lender unless it is in writing, is signed by Lender, and specifically refers to this Guaranty. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
Section 4.5. Severability. This Guaranty shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Guaranty or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Guaranty a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 4.6. Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any signature page delivered by facsimile or .pdf or other electronic means shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.
Section 4.7. Further Assurances. As between the Guarantors and Lender, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Guaranty.
Section 4.8. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, return receipt requested, postage prepaid, or (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed to the parties as follows:

If to Lender:	GF Comstock 1 LP c/o Withers Bergman LLP 430 Park Avenue, 10th Floor New York, New York 10022-3505 Attention: Clyde W. Tinnen

If to the Guarantors:	Comstock Mining Inc. 1200 American Flat Road, P.O. Box 1118 Virginia City, Nevada 89440 Attention: Corrado DeGasperis
A party receiving a notice which does not comply with the technical requirements for notice under this Section 4.8 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or (c) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. Communications between Borrower and Lender as to routine servicing matters, including any consents granted by Lender, may be made by email provided that the recipient acknowledges having received such email (with an automatic “read receipt” not constituting acknowledgment of an email for purposes hereof). Notice for any party may be given by its respective counsel. Borrower acknowledges and agrees that the failure to provide a courtesy copy of any notice herein shall not void the effectiveness of such notice to Borrower.
[Signature on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their duly authorized representatives, all as of the day and year first above written.
LENDER:
GF COMSTOCK 1 LP

By: /s/ John Clark Gillam
Name: John Clark Gillam
Title: Co-Manager
By: /s/ Daniel Freuman
Name: Daniel Freuman
Title: Co-Manager
GUARANTORS:
COMSTOCK MINING INC.

By:	/s/ Corrado DeGasperis Name: Corrado DeGasperis Title: CEO and President

COMSTOCK MINING LLC

By:	/s/ Corrado DeGasperis Name: Corrado DeGasperis Title: Manager
[Signature page to Guaranty]

COMSTOCK REAL ESTATE INC.

By:	By: /s/ Corrado DeGasperis Name: Corrado DeGasperis Title: President
[Signature page to Guaranty]

Schedule A
Guarantors
Comstock Mining Inc.
Comstock Mining LLC
Comstock Real Estate Inc.